UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 4, 2011

Warwick Valley Telephone Company
(Exact name of registrant as specified in its charter)

New York	0-11174	14-1160510
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

47 Main Street, Warwick, New York	10990
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	845-986-8080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 4, 2011, Warwick Valley Telephone Company (the “Company”) entered into a Lock-up and Put Agreement, effective as of October 21, 2011, (the “Lock-up and Put Agreement”) with the members of Alteva, LLC (“Alteva”) pursuant to which each of the members agreed to certain restrictions on their ability to sell shares of the Company’s common stock issued to them in connection with the Company’s acquisition of substantially all of the assets of Alteva, LLC (the “Alteva Shares”).  The Alteva acquisition was previously reported by the Company on its Current Report on Form 8-K filed on August 9, 2011 and Form 8-K/A on October 27, 2011

Under the Lock-up and Put Agreement, each member of Alteva may transfer to any of the permitted transferees up to 50% of their Alteva Shares between October 21, 2012 and December 14, 2012.  The members of Alteva may sell their remaining Alteva Shares without restriction beginning on December 15, 2012.

In addition, the Lock-up and Put Agreement gives each member of Alteva the option to sell their Alteva Shares to the Company within a certain prescribed time period at a predetermined price (the “Put”).  The Alteva members may exercise their Put with respect to half of their Alteva Shares within a 60-day period commencing on October 21, 2012 and the other half within a 60-day period commencing on December 15, 2012.  The purchase price of the Put will be the greater of (i) the closing price of the Company’s common stock on the date of exercise of the Put or (ii) $11.74.

The Lock-up and Put Agreement also includes a purchase price protection for the Alteva selling shareholders.  The purchase price protection provides that if the price of the Company’s common stock for the 30 trading days immediately prior to October 21, 2012 or December 15, 2012 (but excluding the three trading days prior to and after the record date for any cash dividend declared by the Company) (the “Release Date Price”) is less than $11.74, then the Company will issue to the Alteva members the aggregate number of shares of the Company’s common stock equal to the difference between $1,600 and the market value of 50% of the aggregate Alteva Shares on October 21, 2012 or December 15, 2012, or 100% of the aggregate Alteva Shares if the Release Date Price is less than $11.74 on both dates.

The full text of the Lock-up and Put Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-k for the year ended December 31, 2011.

Item 2.02	Results of Operations and Financial Condition.

On November 10, 2011, the Company issued a press release regarding its financial results for its third quarter ended September 30, 2011.

The press release is attached to this Form 8-K as Exhibit 99.1.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under such section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warwick Valley Telephone Company

Dated: November 10, 2011	By:	/s/ Duane W. Albro
Duane W. Albro
President and Chief Executive Officer